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                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)


                                           For the Three Months Ended       For the Nine Months Ended
                                           --------------------------       -------------------------
                                           Sept. 26,        Sept 27,        Sept. 26,       Sept 27,
                                              1999            1998             1999           1998
                                           ---------        ---------       ---------       ---------
Net income                                      $701             $401          $1,853          $1,007
                                           ---------        ---------       ---------       ---------
Net income applicable to
     common stockholders                        $701             $401          $1,853          $1,007
                                           =========        =========       =========       =========
Weighted average number of
     shares outstanding:

     Basic Shares                          6,791,389        7,044,647       6,796,913       7,157,186
     Effect of Dilutive Options              219,030           15,598         153,543          43,764
                                           ---------        ---------       ---------       ---------
     Diluted Shares                        7,010,419        7,060,245       6,950,456       7,200,950
                                           =========        =========       =========       =========
Earnings per Share

     Basic                                     $0.10            $0.06           $0.27           $0.14

     Diluted                                   $0.10            $0.06           $0.27           $0.14
                                           =========        =========       =========       =========

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